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                                                                   Exhibit 10.9


                      PROFESSIONAL OFFICE BUILDING LEASE


                                    BETWEEN

                              CHARLES A. SEGALAS

                                 an individual
                                 ("Landlord")

                                      and

                                more.com, inc.,

                            a Delaware corporation
                                  ("Tenant")



                               495 Third Street
                           San Francisco, California
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                               Table of Contents

                                                                        Page
                                                                        ----
1.  PREMISES AND COMMON AREAS..........................................    3
    1.1  Premises......................................................    3
    1.2  Common Areas..................................................    3
2.  TERM OF LEASE......................................................    3
    2.1  Term of Lease.................................................    3
    2.2  Possession Before Term Commences..............................    3
3.  DELIVERY OF POSSESSION.............................................    4
    3.1  Delivery of Possession........................................    4
    3.2  Delay in Delivery of Premises.................................    4
4.  USE OF PREMISES....................................................    4
    4.1  Permitted Use.................................................    4
    4.2  Limitations on Use............................................    4
    4.3  Compliance with Laws..........................................    5
    4.4  Insurance Increases...........................................    5
    4.5  Rules and Regulations.........................................    5
5.  RENT...............................................................    6
    5.1  Amount of Rent; Payment.......................................    6
    5.2  Prepaid Rent..................................................    6
    5.3  Security Deposit..............................................    6
    5.4  Short First or Last Month.....................................    6
    5.5  Adjustments of Monthly Rent...................................    7
    5.6  Late Charge...................................................    7
    5.7  Additional Rent...............................................    7

                                       i
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
6.  BUILDING OPERATING COSTS; UTILITIES................................   7
    6.1  Payment of Building Costs.....................................   7
    6.2  Definition of Tenant's Share..................................   8
    6.3  Definition of Building Costs..................................   8
    6.4  Definition of Real Property Taxes.............................   8
    6.5  Utilities and Services........................................   8
    6.6  Tenant's Additional Service Requirements......................   8
    6.7  Interruption of Utility Service...............................   9
    6.8  Energy Conservation...........................................   9
7.  PERSONAL PROPERTY TAXES............................................   9
    7.1  Personal Property Taxes.......................................   9
8.  MAINTENANCE AND REPAIR OF THE PREMISES.............................  10
    8.1  Tenant's Obligations..........................................  10
    8.2  Alterations...................................................  10
    8.3  Mechanics' Liens..............................................  11
9.  MAINTENANCE AND REPAIR OF STRUCTURE................................  11
    9.1  Landlord's Obligations........................................  11
10. INSURANCE AND INDEMNIFICATION......................................  12
    10.1  Insurance Required of Tenant.................................  12
    10.2  Policy Form..................................................  12
    10.3  Subrogation..................................................  12
    10.4  Indemnification..............................................  13
11. DESTRUCTION; CONDEMNATION..........................................  13
    11.1  Destruction..................................................  13
    11.2  Condemnation.................................................  14
12. DEFAULT; REMEDIES..................................................  14
    12.1  Default......................................................  14

                                      ii
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
    12.2  Remedies in Default..........................................  15
13. ASSIGNMENT AND SUBLETTING..........................................  16
    13.1  Definition of Assignment.....................................  16
    13.2  No Assignment................................................  17
    13.3  Costs........................................................  17
    13.4  Termination..................................................  17
    13.5  Involuntary Assignment; Attachment; Involuntary Proceedings..  17
    13.6  Consideration to Landlord....................................  18
14. SALE OF BUILDING...................................................  18
    14.1  Sale of Building.............................................  18
15. LEASE SUBJECT TO SUBORDINATION.....................................  18
    15.1  Lease Subject to Subordination...............................  18
16. GENERAL PROVISIONS.................................................  19
    16.1  Signs and Blinds.............................................  19
    16.2  Entry........................................................  19
    16.3  Statement of Status..........................................  19
    16.4  Attorneys' Fees..............................................  19
    16.5  Captions.....................................................  20
    16.6  Notices......................................................  20
    16.7  Successors...................................................  20
    16.8  Joint and Several Obligations of Tenant......................  20
    16.9  Liability of Landlord........................................  20
    16.10 Independent Covenants........................................  20
    16.11 Waiver.......................................................  21
    16.12 Attachments..................................................  21

                                      iii
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
    16.13  Entire Agreement.............................................  21
    16.14  Amendment....................................................  21
    16.15  Severability.................................................  21
17. Time of Essence.....................................................  21
    17.1  Holding Over..................................................  22
    17.2  Broker........................................................  22
    17.3  Parking.......................................................  22

                                      iv
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                       PROFESSIONAL OFFICE BUILDING LEASE

     THIS LEASE is made and entered into by the Landlord and Tenant named herein who agree as follows:

     FUNDAMENTAL LEASE PROVISIONS. The fundamental provisions of this Lease are:

                                                                                          Section
     1.   Date of Lease:               October 29, 1999

     2.   Landlord:                    Charles A. Segalas, an individual

     3.   Tenant:                      more.com, inc., a Delaware corporation

     4.   Address and Description of Premises:

          (a)       the second floor (the "Premises") of 495 Third Street, building
                    1.1 the commonly known as 495 Third Street, San Francisco,
                    California (the "Building").

          (b)       Approximate square footage of Premises: 2,125 square feet               1.1

     5.   Term:

          (a)       Duration:  Thirty-Six (36) months.                                      2.1

          (b)       Commencement Date: November 1, 1999, or the date on which               2.1
                    Tenant commences business at the Premises, whichever is earlier.

     6.   Use:
          (a)       Permitted Use:  e-commerce office.                                      4.1

     7.   Monthly Rent; Building Costs:

          (a)       Monthly Rent:                                                           5.1

          Mouth                          Base Rent
          1-12                           $6,375.00
          13-24                          $6,693.75
          25-36                          $7,028.44

          (b)       Prepaid Rent: $6,375.00 plus estimated share of Building                5.2
                    Costs of $75.39 as first month's rent.

          (c)       Security Deposit: $12,750.00                                            5.3

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
          (d)       Initial Estimate of Tenant's Share of Building Costs:                   6.1
                    $75.39 per month

          (e)       Tenant's portion of Building Costs: 40.47619%                           6.2

     8.   Minimum Liability Insurance Amount: $2,000,000                                   10.1(b)
          Combined Single Limit

     9.   Addresses for Notice:                                                            18.7

          (a)       Landlord:          3 Los Conejos, Orinda, CA 94563-2214

          (b)       Tenant:            At the Premises

     10.  Broker or Finder:  Meade N. Boutwell, Cushman Wakefield                          18.16

          Commission to be paid by: Landlord ($6,375.00)

     11.  Exhibits:

          Exhibit A - Rules and Regulations

     Each reference in the Lease to any of the Fundamental Lease Provisions shall be construed to include the provisions set forth above as well as all of the additional terms and provisions of the applicable sections of the Lease.

     The foregoing Fundamental Lease Provisions are hereby approved.

     Landlord:                               Tenant:

     CHARLES A. SEGALAS, an individual       more.com, inc., a Delaware
                                              corporation


                                             By:_____________________________

     ________________________________
     Charles A. Segalas                      Name:___________________________

                                             Title:____________________________


                                             By:______________________________

                                             Name:____________________________

                                             Title:_____________________________

     1.   PREMISES AND COMMON AREAS.

          1.1 Premises. Landlord leases to Tenant, and Tenant leases from Landlord the real property described in Paragraph 4(a) of the Fundamental Lease Provisions (hereinafter called the "Premises"). The Premises consist of a portion of the Building described in Paragraph 4(a) of the Fundamental Lease Provisions, on real property which is owned by Landlord. For purposes of this Lease, the Premises shall be deemed to contain the number of square feet of floor area set forth in Paragraph 4(b) of the Fundamental Lease Provisions.

          1.2  Common Areas.

               (a) Common Areas Defined. The term "Common Areas" means all areas and facilities outside the Premises and within the exterior boundaries of the real property that are not leaseable to other tenants and that are provided and designated by Landlord for the general use and convenience of Tenant and its authorized representatives and invitees, of other tenants of the Building and their respective authorized representatives and invitees, and/or of the general public. Common Areas are areas within and outside of the Building such as, without limitation, pedestrian walkways, landscaped areas, sidewalks and entryway, stairways, lobbies, and rear exit staircases.

               (b) Tenant's Right to Use Common Areas. Landlord gives to Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas, subject to Landlord's rights set forth in Section 1.2(c).

               (c) Landlord's Control and Management. Landlord may increase, reduce, or change in any manner the Common Areas as Landlord shall deem appropriate. Without limitation, Landlord shall also have the right, from time to time, to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas, and to select a person, firm, or entity to maintain and operate any of the Common Areas and to close temporarily parts of the Common Areas for maintenance, repair, and renovation purposes. The provisions of this Section 1.2(c) to the contrary notwithstanding, in the exercise of the rights hereunder, Landlord shall provide reasonable access to and from the Premises, subject to reasonable rules and regulations and security measures approved by Landlord.

     2.   TERM OF LEASE.

          2.1 Term of Lease. The term of this Lease (the "Term") shall be the period stated in Paragraph 5(a) of the Fundamental Lease Provisions, commencing on the Commencement Date set forth in Paragraph 5(b) of the Fundamental Lease Provisions.

          2.2 Possession Before Term Commences. If Landlord consents to Tenant taking possession of the Premises prior to the Commencement Date, then all of the provisions of this Lease except the payment of Monthly Rent and other periodic charges shall be applicable and in full force and effect during such period.

     3.   DELIVERY OF POSSESSION.

          3.1 Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date in their existing condition, except that the Premises shall be broom clean and free of debris, and the plumbing, lighting, heating, ventilating and air conditioning systems, if any, shall be in good operating condition. Unless otherwise provided, Landlord shall have no obligation to improve, remodel or otherwise modify the Premises for Tenant's use.

          3.2 Delay in Delivery of Premises. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date, Landlord shall not be subject to any liability for its failure to do so. Subject to the termination right set forth below, this failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant. If, for any reason other than a delay caused in whole or in part by Tenant, the Premises are not delivered to Tenant within three (3) months after the date set forth in Paragraph 5(b) of the Fundamental Lease Provisions, Tenant, as its sole right and remedy, shall have the option of terminating this Lease, without further obligation or liability on the part of either party, by delivering written notice of termination to Landlord at any time after such date and before the Premises are delivered. Upon such termination, any deposits previously made by Tenant shall be promptly returned.

     4.   USE OF PREMISES.

          4.1 Permitted Use. Subject to the provisions of Section 4.2, Tenant shall use and occupy the Premises solely for the purpose set forth in Paragraph 6(a) of the Fundamental Lease Provisions, and for no other use or purpose.

          4.2 Limitations on Use. Tenant shall not use the Premises for or carry on or permit in or upon the Premises, or any part thereof, any offensive, noisy, or dangerous trade, business, manufacture or occupation, or any nuisance, or anything against public policy, or interfere with the business of owners or occupants of adjacent properties, or other tenants in the Building, as the case may be. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises, to the fixtures or equipment therein, or to the Common Areas, nor to permit or suffer any overloading of the floor of the Premises and/or other parts of the Building. Tenant shall not install, operate or maintain in the Premises any electrical equipment which does not bear the Underwriters Laboratory approval, or which equipment would, in the reasonable opinion of Landlord, overload any portion of the electrical system which serves the Building.

          4.3 Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (collectively, "Laws") with respect to the use, operation and condition of the Premises, including, without limitation, any Laws regarding or requiring alterations to the Premises and any Laws relating to the storage, use and/or disposal of Hazardous Materials. "Hazardous Materials" as used herein shall mean any hazardous or toxic substance, material, chemical or waste which is now or may subsequently during the term hereof be defined as such by, or which is now or may subsequently during the term hereof be regulated by, any governmental or quasi-governmental law, ordinance, rule or regulation. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party to it or not, that Tenant has violated any Law will be conclusive of that fact as between Landlord and Tenant. Tenant's obligations under this paragraph shall include, without limitation, any alterations to the Premises that may be required under the Americans with Disabilities Act as a result of Tenant's alterations or improvements to the Premises, but shall not include seismic or other alterations or improvements that are not required as a result of Tenant's specific and unique use of the Premises.

          4.4 Insurance Increases. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use of the Premises or the cost, value or nature of Tenant's improvements, equipment or personal property located in the Premises, Tenant shall pay to Landlord, upon request and at least fifteen
(15) days before the date Landlord is obligated to pay a premium on such insurance and in addition to all other amounts payable hereunder, a sum equal to the difference between the increased premium and what the premium would otherwise have been, as reasonably determined by Landlord's insurer.

          4.5 Rules and Regulations. Tenant's use of the Premises and the Common Areas shall be subject at all times prior to and during the term of the Lease to the rules and regulations from time to time promulgated by Landlord. The current rules and regulations are set forth in Exhibit A attached to this Lease. Landlord reserves the right at any time to change or rescind any one or more of these rules and regulations or to make any additional rules and regulations that, in Landlord's judgment, may be necessary for: (a) the management, safety, care, and cleanliness of the Premises, Building, and real property; (b) the preservation of good order; or (c) the convenience of other occupants and tenants in the Premises and Building. Such rules and regulations shall become effective and a part of this Lease when a copy of same has been delivered to Tenant. The failure of another tenant to comply with such rules and regulations will neither excuse Tenant's obligation to comply with such rules and regulations or any other obligation of Tenant under this Lease nor cause Landlord to be liable to Tenant for any damage resulting to Tenant. Tenant shall cause Tenant's employees, invitees and authorized representatives to comply with such rules and regulations.

     5.   RENT.

          5.1 Amount of Rent; Payment. Beginning on the Commencement Date, Tenant shall pay monthly rent in the amount set forth in Paragraph 7(a) of the Fundamental Lease Provisions (the "Monthly Rent"). The Monthly Rent shall be subject to adjustment in accordance with Section 5.5. Monthly Rent shall be paid on the first day of each calendar month of the Lease term, without deduction, offset, prior notice or demand, and shall be mailed or paid in person at the address designated in writing by Landlord from time to time.

          5.2 Prepaid Rent. Upon execution of this Lease, Tenant shall pay to Landlord the amount of prepaid rent set forth in Paragraph 7(b) of the Fundamental lease Provisions, which prepaid rent shall be applied by Landlord as provided in such paragraph.

          5.3 Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount set forth in Paragraph 7(c) of the Fundamental Lease Provisions. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit to the payment of any rent in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and shall not be deemed a trustee of the security deposit. Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer any remaining balance of such deposit to Landlord's successor in interest.

          5.4 Short First or Last Month. If the term of this Lease begins or ends on a date other than the first or last day of the calendar month, respectively, then Tenant's Monthly Rent for that month shall be reduced proportionately on the basis of a 30-day month.

          5.5 Adjustments of Monthly Rent. If the date of any increase in Monthly Rent falls on other than the first day of a calendar month, the increase in Monthly Rent for such month shall be prorated on the basis of a 30-day month. If the amount of the increase for any month, or part of a month, is not known when Tenant pays its rent for such month, Tenant shall promptly pay Landlord the amount of the increase when such amount has been determined.

          5.6 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms any encumbrance or note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord within ten (10) days of the day it is due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur and losses Landlord will suffer by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other nights and remedies available to Landlord.

          5.7 Additional Rent. Unless otherwise provided, the terms "rent" and 41 rental" as used in this Lease shall be deemed to mean Monthly Rent, adjustments to Monthly

Rent, Building Costs and any and all other sums, however designated, required to be paid by Tenant under this Lease, whether payable to Landlord or third parties.

     6.   BUILDING OPERATING COSTS; UTILITIES.

          6.1 Payment of Building Costs. From and after the Commencement Date, Tenant shall pay to Landlord Tenant's Share of Building Costs, as defined below. Tenant's Share of Building Costs for each calendar year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. It is initially estimated that Tenant's Share of Building Costs will be the amount set forth in Paragraph 7(d) of the Fundamental Lease Provisions. Within forty-five (45) days after the end of each calendar year Landlord shall furnish to Tenant a statement prepared, signed and certified to be correct by Landlord showing the total Building Costs for the calendar year just ended and the actual amount of Tenant's Share of Building Costs for such period. If the total amount paid by Tenant under this Section for such year shall be less than the actual amount due from Tenant for such year as shown on the statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid with ten (10) days after the furnishing of such statement. If the total amount paid by Tenant hereunder for any such year shall exceed the actual amount due from Tenant for such year, the excess shall be credited against the next installment due from Tenant to Landlord under this Section. Landlord may estimate the annual budget and charge the same to Tenant on a monthly basis subject to revision by Landlord of the budget from time to time and final annual adjustment based upon actual costs and expenses.

          6.2 Definition of Tenant's Share. The term "Tenant's Share" means that portion of Building Costs determined by multiplying the total Building Costs by a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the average total rentable square footage in the Building (as stated in Paragraph 7(e) of the Fundamental Lease Provisions). Tenant's Share of Building Costs for any partial calendar year at the beginning or end of the term shall be prorated on the basis of a 365-day year.

          6.3 Definition of Building Costs. For purposes of this Lease, "Building Costs" shall mean all costs of insurance related to the Building (including premiums and deductible amounts) and Real Property Taxes (as defined in Section 6.4).

          6.4 Definition of Real Property Taxes. The term "Real Property Taxes" shall mean and include all taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for public improvements or benefits, which shall during the term hereof be assessed, levied, and imposed upon the Building, Common Areas and underlying land; except any increase in Real Property Taxes occurring solely as a result of a change in ownership of the Building or the underlying land shall not be included. Real Property Taxes shall also include, without limitation, any tax, fee, or excise levied, assessed and/or based on rent or gross receipts; on the square footage of the Premises, of the Building, or of the Common Areas; on the act of entering into leases affecting the Building; and/or on the occupancy of any tenant of the Building; and any other tax, fee, or excise, however described, in substitution for or in addition to taxes applicable to the Premises, including without limitation, a so-called value added tax provided, however, Tenant shall not be required to pay any municipal, county, state or federal income or franchise taxes of Landlord. With respect to any assessment which may be levied against or upon the Building or underlying land and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of "Real Property Taxes" with respect to any tax fiscal year, only the current annual installment for such tax fiscal year.

          6.5 Utilities and Services. Tenant shall contract with service providers for telephone, electric, gas, sewer and water service and for trash removal for the Premises and shall directly pay all costs associated with such services. Landlord shall have no responsibility or liability with respect to such services.

          6.6 Tenant's Additional Service Requirements. Tenant will not, without Landlord's prior consent, do the following:

(i) Install or use special lighting beyond Building standard, or any equipment, machinery, or device in the Premises which requires a nominal voltage of more than one hundred twenty (120) volts single phase, or which in Landlord's reasonable opinion exceeds the capacity of existing feeders, conductors, risers, or wiring in or to the Premises or Building, or which requires amounts of water or their utilities in excess of that usually furnished or supplied for use in office space, or which will decrease the amount of pressure of water or the amperage or voltage of electricity Landlord can furnish to other occupants of the Building;

(ii) Install or use any heat or cold generating equipment, machinery or device which affects the temperature otherwise maintainable by the heat and air conditioning system, if any, of the Building;

(iii) Use portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, such as, but not limited to, kitchens, reproduction rooms, interior glass partitions, and non-Building standard materials or finishes; or

(iv) Accumulate refuse or rubbish either in excess of that ordinarily accumulated in professional office occupancy or at times other than Building standard cleaning times.

          6.7 Interruption of Utility Service. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's obligations under this Lease, to stop or interrupt or reduce any utility services whenever and for so long as may be necessary, by reason of (i) accidents or emergencies, (ii) the making of repairs or changes which Landlord in good faith deems necessary or is required or is permitted by this Lease or by law to make, (iii) difficulty in securing proper supplies of fuel, water, electricity, labor or supplies, or (iv) the compliance by Landlord with governmental, quasi -governmental or utility company energy conservation measures. No interruption or stoppage of any of such services will be construed as an eviction of Tenant nor will such interruption or stoppage cause any abatement of the rent payable under this Lease or in any manner relieve Tenant of any of Tenant's obligations under this Lease. Landlord will not be liable for any interruption or stoppage of any of such services or for any damage to persons or property resulting from such stoppage.

          6.8 Energy Conservation. Tenant shall cooperate fully with Landlord to effect energy conservation in the Building and shall use its best efforts to minimize its use of energy (including, without limitation, electricity) and water throughout the term.

     7.   PERSONAL PROPERTY TAXES.

          7.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed on Tenant's equipment, furnishings, personal property, alterations, tenant improvements made after the commencement of the term, and/or Tenant's trade fixtures. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. Tenant shall also furnish Landlord with cost breakdowns relating to any tenant improvements, trade fixtures and alterations relating to the Premises made by Tenant.

     If any such taxes are levied against the Building, or if the assessed value of the Building is increased by the inclusion of a value placed on Tenant's equipment, furnishings, personal property, alterations, tenant improvements and/or Tenant's trade fixtures, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against the Building, or the portion of the taxes resulting from the increase in Landlord's assessment, as reasonably determined by Landlord. Landlord shall have the right to pay these taxes regardless of the validity of the levy. In addition, Tenant shall pay any tax, fee,, excise or business license tax based on the operation of and/or revenues received from Tenant's business in the Premises.

     8.   MAINTENANCE AND REPAIR OF THE PREMISES.

          8.1 Tenant's Obligations. Subject to the provisions of Section 11, Tenant shall, at Tenant's sole cost and expense, maintain and keep the Premises and every part thereof in good and safe condition and repair, including necessary replacements and regular janitorial services. Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in good condition, ordinary wear and tear excepted. In addition, Tenant shall be responsible for all cleaning, maintenance and repairs to the Premises and for the cleaning and maintaining of the exterior entryway, staircase and sidewalk in front of the entryway so as to keep all such areas in good and safe condition. Tenant shall also be responsible for necessary repairs to any kitchen appliances in the Premises. At all times during the Term, Tenant shall provide and maintain area rugs acceptable to Landlord in the Premises so as to protect the finished wood flooring. If the Premises are served by air conditioning, Tenant at its expense shall cause the filters to be changed on a monthly basis in accordance with manufacturer's recommendations and, on request, shall provide Landlord with evidence of such filter changes. Unless otherwise specifically provided in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, replace, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically set forth in this Lease.

          8.2 Alterations. Tenant shall not alter, repair or change the Premises without the written consent of Landlord. All alterations, improvements and changes shall become the property of Landlord upon the surrender of the Premises. Provided Landlord notifies Tenant of such requirement at the time Landlord approves the alterations or additions, Landlord shall have the right to require Tenant, upon surrender, to remove any alterations or additions made by Tenant, and Tenant shall, at Tenant's cost, repair any damage to the Premises caused by this or any other removal. Any alterations or improvements shall be made by a licensed contractor approved by Landlord in accordance with plans and specifications approved by Landlord. Together with Tenant's request for approval of proposed alterations or improvements, Tenant shall submit the names and addresses of proposed contractor(s), financial and other pertinent information about such contractor(s) (including, without limitation, the labor organization affiliation or lack of affiliation of such contractor(s), certificates of insurance to be maintained by Tenant's contractor(s), hours of construction, proposed construction methods, evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment of all costs of the work). All alterations and improvements shall be completed with due diligence, in a first class, workmanlike manner and in compliance with the plans and specifications and all applicable Laws. The alterations shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building. Tenant acknowledges and agrees that Landlord has made no representation or warranty regarding the tenantability, habitability or condition of the Premises. Tenant hereby waives any right to make repairs at Landlord's expense including without limitation any rights granted under California Civil Code Sections 1941 and 1942.

          8.3 Mechanics' Liens. Tenant shall not allow any mechanics' or materialmen's liens to be filed against Landlord's interest in the Premises, the Building, the Common Areas, or underlying land. Tenant shall give Landlord at least ten (10) days' advance written notice of any alterations and Landlord shall have the right to post any notices which it deems necessary for protection from such liens. If such liens are filed, Landlord may pay or satisfy them, and any sums so paid shall constitute additional rent immediately due and payable by Tenant. Tenant may in good faith and at Tenant's own expense contest the validity of any such asserted lien, provided that Tenant has furnished the bond required in California Civil Code Section 3143, or any successor statute.

     9.   MAINTENANCE AND REPAIR OF STRUCTURE.

          9.1 Landlord's Obligations. Notwithstanding the provisions of Section 8.1, Landlord shall repair and maintain the roof, structural walls, foundations, subfloors, exterior walls, and other structural portions of the Building, including the basic common plumbing, air conditioning (if any), heating, and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable costs of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time, not less than thirty (30) days, after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 11, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     10.  INSURANCE AND INDEMNIFICATION.

          10.1 Insurance Required of Tenant. Tenant shall, at Tenant's sole cost and expense, maintain in full force and effect at all times during the term and during any pre-term occupancy period, the insurance coverages set forth in this Section.

               (a) Casualty Insurance. Broad form property damage in an amount not less than full replacement cost, covering Tenant's equipment, fixtures, furnishings and other personal property located in the Premises. Such policy or policies of insurance shall name both Landlord as an additional insured and Tenant as insureds. Landlord and Tenant agree that the proceeds from any such policy or policies shall be used for the repair or replacement of the property so covered.

               (b) Liability Insurance. Commercial general liability insurance which is to include, without limitation, products liability coverage, with such limits as may reasonably be required by Landlord from time to time but not less than the amounts stated in Paragraph 8 of the Fundamental Lease Provisions, for bodily injury or death to any one person, injury and/or death to any number of persons in any one incident, and for property damage in any one occurrence. Such policy or policies shall name Landlord as an additional insured. Such liability insurance shall specifically insure the hold harmless and indemnity provisions of Section 10.4, and shall contain a provision that Landlord, although an additional insured, shall nevertheless be entitled to recover under such policy or policies for any damage to Landlord or its agents or representatives by reason of acts or omissions of Tenant.

          10.2 Policy Form. All insurance required of Tenant shall be in form and written by one or more insurance companies reasonably satisfactory to Landlord and licensed to do business in the State of California. All such insurance may be carried under a blanket policy covering the Premises and other locations, provided that the coverage afforded Landlord by such blanket policy shall not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements of Section 10.1 are otherwise satisfied. All such insurance shall contain endorsements that (i) such insurance shall not be canceled or amended except upon thirty (30) days' prior notice to Landlord by the insurance company, (11) Tenant shall be solely responsible for payment of premiums, and (iii) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord. The minimum limits of the commercial general liability insurance policy required by Section 10.1(b) shall in no way limit or diminish Tenant's liability under this Lease. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate clearly showing compliance by Tenant with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor.

          10.3 Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by property insurance policies existing for the benefit of the respective parties. Each party shall obtain a special endorsement, if required by its insurer, to evidence compliance with the aforementioned waiver.

          10.4 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord harmless from all liabilities, claims, costs, expenses and damages arising out of or in connection with (i) any damage to person or property in or about the Premises, the Building and/or the Common Areas which is caused by the acts or omissions of Tenant, its agents, employees or representatives and/or
(ii) any act or omission of Tenant, its agents, employees or representatives, which constitutes a breach of any obligation of Tenant under this Lease. Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to person or property arising from any reason, except that Landlord shall be liable to Tenant for damage to Tenant resulting from the gross negligence of Landlord or its authorized representatives.

     11.  DESTRUCTION; CONDEMNATION.

          11.1 Destruction. In the event the Premises or the Building are damaged by fire or other perils covered by insurance then in effect, Landlord agrees to repair such damage and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and/or the making of such repairs materially interferes with the business carried on by Tenant in the Premises. Provided, however, if the damage is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of rent.

     In the event the Premises or the Building are damaged as a result of any cause other than the perils covered by insurance then in effect, then Landlord shall forthwith repair the same provided the extent of the destruction is less than five percent (5%) of the then full replacement cost of the Premises or the Building, as the case may be. In the event the destruction of the Premises or the Building, is to an extent greater than five percent (5%) of the full replacement cost, then Landlord shall have the election to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Rent to be proportionately reduced as provided above; or (ii) give notice to Tenant at any time within sixty (60) days after such damage. In terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall terminate and all interest of Tenant in the Premises shall terminate on the date so specified in such notice. Monthly Rent, reduced by a proportionate amount based upon the extent, if any, to which such damage materially interferes with the business carried on by Tenant in the Premises, shall be paid up to the date of such termination.

     The provisions of this Section to the contrary notwithstanding: (i) Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section occurs during the last six (6) months of the term of this Lease or any extension thereof; and (ii) Landlord's obligation to repair and/or reconstruct the Premises shall not exceed Landlord's original construction obligations under this Lease, if any, which original construction obligations shall be deemed to exclude any construction done by Landlord on Tenant's behalf and at Tenant's cost. If existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, either party can terminate this Lease by giving written notice to the other party within thirty (30) days after such destruction.

     Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any equipment, fixtures, furnishings or personal property of Tenant or any tenant improvements installed in the Premises by Tenant, all of which shall be Tenant's obligation to restore.

     Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or Tenant's personal property, or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, shall be inapplicable with respect to any destruction of the Building or the Premises.

          11.2 Condemnation. If the Premises are condemned and taken by any governmental authority or if such portion of the Building, Common Areas and/or underlying land is condemned and taken so that the Premises can no longer reasonably be used for the purpose allowed in this Lease, either party shall have the right to terminate this Lease and all condemnation awards shall be payable to Landlord, except for any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage of Tenant's business, or for Tenant's unamortized cost of leasehold improvements paid for by Tenant and which Tenant has the right to remove. Each party waives the provisions of California Code of Civil Procedure Section 1265.130, and any successor statute, allowing either party to petition the Superior Court to terminate this Lease in the event of condemnation.

     12.  DEFAULT; REMEDIES.

          12.1 Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

               (a)  The vacating or abandonment of the Premises by Tenant;

               (b) The failure by Tenant to make any payment of rent when due, where such failure continues for a period of five (5) days after written notice thereof by Landlord to Tenant;

               (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than the payment of money, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such 30-day period and thereafter diligently prosecutes such cure to completion;

               (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days;

               (e) An assignment or subletting, or a purported assignment or subletting, in violation of Section 13; or

               (f) If Tenant, any of Tenant's owners or any entity in which Tenant has an ownership interest is a partner in the partnership entity which constitutes Landlord, a failure by such partner to perform any obligation or duty it may have as a partner in such partnership.

     The notices required under this Section 12.1 are the only notices required to be given by Landlord to Tenant in the event of Tenant's default and are not in addition to any statutory notices otherwise required by the unlawful detainer statutes of California.

          12.2 Remedies in Default. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

               (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation: (i) the cost of recovering possession of the Premises; (11) expenses of reletting, including necessary renovation and alteration of the Premises; (iii) the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; (iv) that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease; and (v) any other amounts allowed by law. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum rate allowed by law from time to time. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (1) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, or (2) proceeding under the following provisions of this Section ID.

               (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's fights and remedies under this Lease, including the right to recover the rent as it becomes due or to relet the Premises or any part thereof for such term and on such provisions as Landlord, in its sole discretion, may deem advisable.

               (c) Re-enter the Premises, with or without terminating this Lease, and remove all property and persons therefrom, which property may be stored at a public warehouse or elsewhere at Tenant's cost.

               (d) After ten (10) days' notice to Tenant, or a shorter period if additional damage may result, cure the default for the account and at the expense of Tenant, which amount shall be due from Tenant to Landlord immediately upon demand.

               (e) Pursue any other remedy now or hereafter available to Landlord under the laws of the State of California.

     13.  ASSIGNMENT AND SUBLETTING.

          13.1 Definition of Assignment. The use of the words "assignment," "assign," "assigned," "subletting," or "sublet," or any derivation thereof, in this Section 13 shall include:

               (a) The pledging, mortgaging or encumbering of Tenant's interest in this Lease, or the Premises or any part thereof,

               (b) The total or partial occupation of all or any part of the Premises by any person, firm, partnership, or corporation, or any groups of persons, firms, partnerships, or corporations, or any combination thereof, other than Tenant;

               (c)  An assignment or transfer by operation of law;

               (d) If Tenant is a partnership or limited liability company ("LLC"), a withdrawal or change, voluntary, involuntary, or by operation of law, of the partner or partners (or member(s) in the case of an LLC owning a majority of the partnership or LLC interest as of the date of this Lease, or the dissolution of the partnership or LLC; provided, however, that the transfer of a partnership or LLC interest by testacy or intestacy shall not be deemed an assignment prohibited by this Section;

               (e) If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from a majority of such persons to the others;

               (f) If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of the corporation, or the sale or other transfer of a controlling voting interest, direct or indirect, of the corporate stock of Tenant, or the sale of 51% of the value of the assets of the corporation; provided, however, the transfer of a controlling voting interest of the corporate stock of Tenant by testacy or intestacy shall not be deemed an assignment prohibited by this Section.

          13.2 No Assignment. Tenant shall not voluntarily assign or encumber all or any portion of its interest in this Lease or in the Premises, or sublease (except as provided in the following sentence) all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises. The preceding sentence notwithstanding, Tenant shall have the limited night to sublease all or a portion of the Premises, subject to the following conditions: (i) Tenant shall obtain Landlord's prior written approval of the proposed sublessee (which approval Landlord shall not unreasonably withhold) and (ii) the sublease document shall be subject to Landlord's prior written approval and shall be prepared by Landlord's counsel at Tenant's expense, Any assignment, encumbrance, or sublease made without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a waiver of the provisions of this Section.

          13.3 Costs. In the event Tenant requests Landlord to consent to a proposed assignment, subletting or encumbrance, Tenant shall pay to Landlord, on demand, whether or not such consent is ultimate]), given, Landlord's reasonable administrative costs and attorneys' fees incurred in connection with each such request, including without limitation, attorneys' fees for preparing and negotiation any sublease as provided in Section 13.2

          13.4 Termination. At the option of Landlord, if this Lease is terminated for any reason Landlord will either (i) terminate all subleases, or
(ii) treat all subleases as being assigned to Landlord, in which case the sublessees will attorn directly to Landlord.

          13.5 Involuntary Assignment; Attachment; Involuntary Proceedings. If an involuntary assignment occurs, Landlord shall have the election to terminate this Lease and this Lease shall not be treated as an asset of Tenant, and Tenant shall have no further rights under this Lease, If an attachment or execution is levied against Tenant, Tenant shall have thirty (30) days in which to cause the attachment or execution to be removed. If any involuntary proceedings in bankruptcy are brought against Tenant, or if a receiver is appointed, Tenant shall have thirty (30) days in which to have the involuntary proceeding dismissed or the receiver removed.

          13.6 Consideration to Landlord. Without in any way limiting the prohibitions under Section 13.2 above, if Landlord agrees to consent to an assignment or sublease, (i) Tenant shall pay Landlord seventy-five percent (75%) of the consideration received by Tenant attributable to the assignment of Tenant's interest in this Lease and (ii) Tenant shall pay to Landlord from time to time, immediately after Tenant's receipt thereof, seventy-five percent (75%) of all rent or other consideration Tenant receives from such subtenant in excess of the rent payable under this Lease, as appropriately prorated with respect to a sublease of a portion of the Premises. In making the calculations provided for this Section, the consideration paid to Tenant shall first be reduced by Tenant's expenses associated with an assignment or sublease, including without limitation, brokerage fees, remodeling costs, attorneys' fees or other fees charged by Landlord.

     14.  SALE OF BUILDING.

          14.1 Sale of Building. If Landlord sells or transfers its interest in the Building, Landlord shall deliver or credit any security deposit to Landlord's successor in interest and thereupon be relieved of further responsibility with respect to the Security Deposit. In the event of any sale or transfer of the Building, Landlord shall be and is hereby entirely released and relieved of all liability under this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale, and the purchaser at such sale or any subsequent sale of the Building shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. Tenant shall, upon request of any person or party succeeding to the interest of Landlord, attorn to such successor in interest and recognize such successor in interest as Landlord under this Lease.

     15.  LEASE SUBJECT TO SUBORDINATION.

          15.1 Lease Subject to Subordination. This Lease is and shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Building, to any underlying covenants, conditions and restrictions, and to the lien and provisions of any mortgage or deeds of trust now or hereafter placed against the Building or against Landlord's interest or estate in the Building or on or against any ground or underlying lease, and any renewals, modifications, consolidations and extensions of such lease(s), any covenants, conditions and restrictions, and any mortgages and deeds of trust without the necessity of the execution and delivery of any further instruments on the part of Tenant to effect such subordination. If any mortgagee, beneficiary, trustee or ground lessor elects to have this Lease prior to the lien of such mortgagee's, beneficiary's, trustee's or ground lessor's mortgage or deed of trust or ground lease, and gives notice of such election to Tenant, this Lease shall be deemed prior to the lien of such mortgage or deed or trust or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust, or the date of the recording thereof. Tenant shall execute and deliver within ten (10) days of request from Landlord, without charge, such further instruments evidencing the subordination of this Lease to any ground or underlying lease, any covenants, conditions and restrictions, and any mortgage or deed of trust; provided, such instrument shall provide that as long, as Tenant is not in default of this Lease, Tenant's possession of the Premises shall not be affected by any foreclosure proceedings or ground lease termination. In the event any proceedings are brought for default under any ground or underlying lease or under any covenants, conditions and restrictions, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust against the Premises, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such proceedings, attorn to such successor in interest and recognize such successor in interest as Landlord under this Lease.

     16.  GENERAL PROVISIONS.

          16.1 Signs and Blinds. The parties recognize that Landlord shall maintain uniform signage, directory, and blind systems for the Building. Accordingly, Tenant agrees not to place any signs or other marking upon any externally visible parts of the Premises or remove or replace the window blinds without Landlord's written consent. Landlord shall have the right to remove any signs, advertisements, displays, or similar items, without notice to Tenant. Landlord shall have the exclusive night to the use of the roof, exterior walls of the Building, and the airspace above the roof Landlord has the exclusive right to erect and maintain signs and shall have access thereto. All revenue arising from such signs shall be solely and exclusively that of Landlord, and Tenant shall have no night or claim thereto. Except with the express prior written consent of Landlord, no advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises including, without limitation, any signs, searchlights, loudspeakers, phonographs, radio, television, or musical instruments.

          16.2 Entry. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times for the purpose of inspecting the Premises, or for the purpose of maintaining the Building or making repairs or alterations to any other portion of the Building. Landlord may erect scaffolding or other equipment reasonably required for such work, and may post notices of nonresponsibility. Landlord shall give Tenant reasonable notice before entering the Premises, except that notice shall not be required in the case of emergency, Landlord's rights under this Section extend to the owner of the adjacent property on which excavation or construction is to take place and to the representatives, agents and contractors of such adjacent property owner.

          16.3 Statement of Status. Upon request by Landlord, Tenant agrees to execute and return within ten (10) days of request a customary and reasonable statement of status of its tenancy and estoppel certificate.

          16.4 Attorneys' Fees. In the event that either party to this Lease commences any action or proceeding against the other by reason of any breach or alleged breach of any term or condition of this Lease, or for the interpretation of this Lease, the prevailing party in such an action or proceeding shall be entitled to recover such amount as the court may judge to be reasonable attorneys' fees, and all reasonable costs incurred.

          16.5 Captions. The captions of articles and paragraphs of this Lease are for reference only, and shall not be construed in any way as a part of this Lease.

          16.6 Notices. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, certified or registered mail, return receipt requested, and shall be addressed to the other party at the address set forth in Paragraph 9 of the Fundamental Lease Provisions. Either party may change its address by notifying the other party of the change of address in the manner as provided in this Section.

          16.7 Successors. Subject to the restrictions of Section 13, all of the provisions of this Lease shall bind and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

          16.8 Joint and Several Obligations of Tenant. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

          16.9 Liability of Landlord. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Building. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability with respect to this Lease.

          16.10 Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled:

                (a) To make any repairs or perform any acts at Landlord's expense; or

                    (b) To any setoff of the Rent or other amounts owing under this Lease against Landlord.

     The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and a reasonable opportunity (in no event less than thirty (30) days after notice from Tenant) is granted to Landlord and that lender to correct those violations,

          16.11 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same was due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

          16.12 Attachments. Exhibits, addenda, schedules and riders attached hereto and listed in Paragraph 11 of the Fundamental Lease Provisions are deemed to constitute part of this Lease and are incorporated into this Lease.

          16.13 Entire Agreement. This Lease, including any exhibits and attachments hereto listed in the Fundamental Lease Provisions, constitutes the entire agreement between Landlord and Tenant relative to the Premises. Landlord and Tenant agree here-by that all prior or contemporaneous oral or written agreements, or letters of intent, between and among themselves or their agents including any leasing agents and representatives, relative to the leasing of the Premises are merged in or revoked by this Lease.

          16.14 Amendment. This Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.

          16.15 Severability. If any term or provision of this Lease is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby; and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     17. TIME OF ESSENCE. Time is of the essence of this Lease and each and every provision of this Lease.

          17.1 Holding Over. If Tenant, or any party claiming rights to the Premises through Tenant, retains possession of the Premises with or without the written consent of Landlord after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at will, subject to all the terms and provisions of this Lease. If Tenant fails to surrender the Premises to Landlord on the date as required herein, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises. If Tenant remains in possession of the Premises after expiration or

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

earlier termination of this Lease without Landlord's written consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to the greater of.

               (a) One hundred fifty percent (150%) of the then fair market rental (as reasonably determined by Landlord) for the Premises; or

               (b) Two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

          17.2 Broker. Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for any broker named in Paragraph 10 of the Fundamental Lease Provisions (whose commission shall be paid by the party designated in Paragraph 10), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any such additional claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made, or alleged to have been made, by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant if such claims shall be based upon any statement, representation or agreement made, or alleged to have been made, by Landlord.

          17.3 Parking. Tenant acknowledges that there is no on-site parking at the Premises or the Building and that Landlord makes no representations or warranties regarding the availability of off-site parking.

     EXECUTED on the date stated in the Fundamental Lease Provisions.

LANDLORD:                               TENANT:

CHARLES A. SEGALAS, an individual       more.com, inc., a Delaware corporation

____________________________________    By: ____________________________________
      \s\ Charles A . Segalas
                                        Name: __________________________________

                                        Title: _________________________________


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

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